Exhibit 3.15

CERTIFICATE OF FORMATION

OF

NEW RELOCATION PROPERTIES MANAGEMENT LLC

This Certificate of Formation of New Relocation Properties Management LLC (the “LLC”), dated as of November 25, 1997, is being duly executed and filed by Teresa F. Gabbard, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is New Relocation Properties Management LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, DE 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Teresa F. Gabbard
Name: Teresa F. Gabbard Authorized Person

CERTIFICATE OF MERGER

OF

RELOCATION PROPERTIES MANAGEMENT, INC.

INTO

NEW RELOCATION PROPERTIES MANAGEMENT LLC

The undersigned limited liability company, New Relocation Properties Management LLC, organized and existing under and by virtue of the Delaware Limited Liability Company Act, Del. C. §18-101, et seq (the “Delaware Act”), DOES HEREBY CERTIFY:

FIRST: That the name and jurisdiction of formation or organization of each of the constituent entities which are to merge are as follows:

Name	Jurisdiction of Formation or Organization
New Relocation Properties Management LLC	Delaware
Relocation Properties Management, Inc.	Delaware

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by New Relocation Properties Management LLC and Relocation Properties Management, Inc. in accordance with Section 18-209 of the Delaware Act and Section 264(c) and Section 228 of the General Corporation Law of the State of Delaware, 8 Del C. §101, et seq.

THIRD: The name of the surviving Delaware limited liability company is New Relocation Properties Management LLC.

FOURTH: The merger of Relocation Properties Management, Inc. into New Relocation Properties Management LLC shall be effective immediately after the close of business on December 31, 1997.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving Delaware limited liability company. The address of the principal place of business of the surviving Delaware limited liability company is 1000 Ashland Drive, Russell, Kentucky 41169.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving Delaware limited liability company, on request and without cost, to any member of New Relocation Properties Management LLC or any stockholder of Relocation Properties Management, Inc.

NEW RELOCATION PROPERTIES MANAGEMENT LLC
By:	ASHLAND INC.
its Member

/s/ Thomas L. Feazell
Thomas L. Feazell, Senior Vice President Ashland Inc.

CERTIFICATE OF AMENDMENT

OF

NEW RELOCATION PROPERTIES MANAGEMENT LLC

The Undersigned, NEW RELOCATION PROPERTIES MANAGEMENT LLC, a limited liability company, organized and existing by virtue of the Delaware Limited Liability Company Act, DOES HEREBY CERTIFY:

FIRST: That the name of the limited liability company is New Relocation Properties Management LLC.

SECOND: That the Sole Member of said LLC adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Formation of said LLC:

RESOLVED: That it is declared advisable to amend the Certificate of Formation of this LLC by changing Article First so that, as amended, said Article shall read as follows:

“The name of the limited liability company is Relocation Properties Management LLC.”

IN WITNESS WHEREOF, this Certificate of Amendment is hereby executed as of the 22nd day of December, 1997.

NEW RELOCATION PROPERTIES MANAGEMENT LLC
By:	ASHLAND INC.,
Its Member

/s/ Thomas L. Feazell
Thomas L. Feazell
Senior Vice President

Certificate of Amendment to Certificate of Formation

of

RELOCATION PROPERTIES MANAGEMENT LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

RELOCATION PROPERTIES MANAGEMENT LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on November 16, 2005

/s/ Linda L. Foss
Name: Linda L. Foss
Title: Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Relocation Properties Management LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

change of agent to The Corporation Trust Company 1209 Orange St. Wilmington DE 19801

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19 day of March , AD. 2009.

By:	/s/ Tim Light
Authorized Person(s)
Name:	Tim Light
Print or Type
Authorized Person